Exhibit 99.2

THE COCA-COLA COMPANY
NEWS RELEASE                              Media Relations Department
                                          P.O. Box 1734, Atlanta, Georgia 30301
                                          Telephone (404) 676-2121

FOR IMMEDIATE RELEASE                     Contact:   Jon Chandler
                                                     Brussels
                                                     32 (0) 2 6459859

                                                     Ben Deutsch
                                                     Atlanta
                                                     (404) 676-2683

               THE EUROPEAN COMMISSION ANNOUNCES DRAFT SETTLEMENT
                      DECISION WITH THE COCA-COLA COMPANY
                -------------------------------------------------

         BRUSSELS, Oct. 19, 2004 -- The European Commission today announced that it has accepted a wide-ranging Undertaking from The Coca-Cola Company and its EEA bottlers relating to various commercial practices that have been under investigation since 1999. The Commission intends publishing this Undertaking under its new antitrust Regulation (EC) No 1/2003 for third-party comments before becoming final.

         Neville Isdell, chairman and chief executive officer of The Coca-Cola Company, was in Brussels today to meet with Commissioner Monti and to present the Undertaking on behalf of The Coca-Cola Company and its EEA bottlers.

         Mr. Isdell commented: "We welcome the Commission's announcement today. The commitments given by the Company and its bottlers meet their concerns and will bring an end to the investigation. We are confident that we have demonstrated our commitment to finding solutions that address the Commission's concerns. We have always sought to compete fairly in an increasingly competitive European non-alcoholic beverage marketplace, and I believe this Undertaking provides clarity to the application of Community competition rules to our commercial practices. We look forward to a constructive and close working relationship with the European Commission in the future."

         Over the past five years, the Competition Directorate of the European Commission has been conducting an investigation into various commercial practices of The Coca-Cola Company and certain Coca-Cola Bottlers in Austria, Belgium, Denmark, Germany and Great Britain.

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         In the last few months, The Coca-Cola Company and certain of its
Bottlers began a dialogue with the Commission Services to identify and address the commercial practices understood to be under review. During the summer, the Companies submitted draft proposals addressing all such practices. The Commission subsequently shared these proposals with retailers and other beverage suppliers involved in the non-alcoholic beverage market. The Companies were informed that the Commission considered the Undertaking fully responsive to the matters under investigation.

         The Undertaking will potentially apply in 27 EEA countries and in all channels of distribution where the carbonated soft drinks of The Coca-Cola Company account for over 40 percent of national sales and twice the nearest competitor's share. It will take more than 12 months to fully implement the Undertaking and for the market to react to any resulting changes.

         The commitments relate broadly to exclusivity, percentage-based purchasing commitments, transparency, target rebates, tying, assortment or range commitments and agreements concerning products of other suppliers. The Undertaking will also apply to shelf space commitments in agreements with take-home customers and to financing and availability agreements in the on-premise channel. In addition, the Undertaking includes commitments that will be applicable to commercial arrangements concerning the installation and use of technical equipment (i.e., coolers, fountain equipment, and vending machines).

         The Coca-Cola Company is the world's largest beverage company. Along with Coca-Cola, recognized as the world's best-known brand, the Company markets four of the world's top five soft drink brands, including diet Coke, Fanta and Sprite, and a wide range of other beverages, including diet and light soft drinks, waters, juices and juice drinks, teas, coffees and sports drinks. Through the world's largest distribution system, consumers in more than 200 countries enjoy the Company's beverages at a rate exceeding 1 billion servings each day.

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Forward-Looking Statements
--------------------------

This press release may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, changes in economic and political conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; product boycotts; foreign currency and interest rate fluctuations; adverse weather conditions; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; our ability to effectively align ourselves with our bottling system; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our Company's filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.



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